Exhibit 3.62

State of Delaware Secretary of State Division of Corporations Delivered 04:11 PM 03/25/2009 FILED 04:11 PM 03/25/2009 SRV 090301612 — 4667816 FILE

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A

CORPORATION TO A LIMITED LIABILITY COMPANY PURSUANT

TO SECTION 18-214 OF THE LIMITED LIABILITY ACT

1. The jurisdiction where the Corporation first formed is Delaware.

2. The jurisdiction immediately prior to filing this Certificate is Delaware.

3. The date the corporation first formed is March 20, 2009.

4. The name of the Corporation immediately prior to filing this Certificate is Carlisle HMA, Inc.

5. The name of the Limited Liability Company as set forth in the Certificate of Formation is Carlisle HMA, LLC.

IN WITNESS WHEREOF, the undersigned executes this Certificate on the 25th day of March, 2009.

/s/ Timothy R. Parry
Timothy R. Parry Senior Vice President and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:11 PM 03/25/2009 FILED 04:11 PM 03/25/2009 SRV 090301612 — 4667816 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Carlisle HMA, LLC.

Second: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third: This Certificate of Formation shall be effective on upon filing.

IN WITNESS WHEREOF, the undersigned, as the sole member of Carlisle HMA, LLC has executed this Certificate of Formation of Carlisle HMA, LLC this 25th day of March, 2009.

HEALTH MANAGEMENT ASSOCIATES, INC. Sole Member

BY:	/s/ Timothy R. Parry
Timothy R. Parry Senior Vice President and Secretary

Entity #: 3870482 Date Filed: 03/23/2009 Pedro A. Cortés Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Organization

Domestic Limited Liability Company

(15 Pa.C.S. § 8913)

Commonwealth of Pennsylvania CERTIFICATE OF ORGANIZATION 4 Page(s)
Fee:	$125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required. i.e., “company”, “limited” or “limited liability company” or abbreviation): Carlisle HMA, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider				County
c/o: C T Corporation System Cumberland

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2): Name Address
Timothy R. Parry 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108

DSCB: 15-8913-2

4.	~~Strike out if inapplicable term~~ A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	~~Strike out if inapplicable:~~ Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is: . month date year hour, if any

7.	~~Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional service(s):~~
NA

8.	~~For additional provisions of the certificate, if any, attach an 8 1⁄2 x 11 sheet.~~

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 23rd day of March, 2009.

/s/ Timothy R. Parry
Signature

Signature

Signature

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Consent to Appropriation of Name (19 Pa.Code § 17.2)

Pursuant to 19 Pa. Code § 17.2 (relating to appropriation of the name of a senior corporation) the undersigned association, desiring to consent to the appropriation of its name by another association, hereby certifies that:

1. The name of the association executing this Consent of Name is:
Carlisle HMA, Inc. (a DE corporation qualified in PA)

2.      The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

          (a)    Number and Street                                    City                       State                       Zip                      County

(b) Name of Commercial Registered Office Provider County
c/o C T Corporation System Cumberland

3. The date of its incorporation or other organization is:

4. The statute under which it was incorporated or otherwise organized is:

5. The association(s) entitled to the benefit of this Consent of Name is(are):
Carlisle HMA, LLC (a PA limited liability company)

6. The consenting association is about to (check one):

Change its name Cease to do business X Withdraw from doing business in PA is being wound up

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 23rd day of March, 2009.

/s/ Timothy R. Parry
Signature

Senior Vice President
Title

State of Delaware Secretary of State Division of Corporations Delivered 07:14 PM 03/26/2009 FILED 06:40 PM 03/26/2009 SRV 090307476 - 4667816 FILE

STATE OF DELAWARE CERTIFICATE OF MERGER OF A

DOMESTIC LIMITED LIABILITY COMPANY INTO A

FOREIGN LIMITED LIABILITY COMPANY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving limited liability company is Carlisle HMA, LLC, a Pennsylvania limited liability company.

Second: The jurisdiction in which this limited liability company was formed is Pennsylvania.

Third: The name of the limited liability company being merged into Carlisle HMA, LLC is Carlisle HMA, LLC, a Delaware limited liability company.

Fourth: The agreement of merger or consolidation has been approved and executed by each of the business entities which are to merge or consolidate.

Fifth: The name of the surviving foreign limited liability company is Carlisle HMA, LLC.

Sixth: An agreement of merger or consolidation is on file at a place of business of the surviving foreign limited liability company and the address thereof is: 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108.

Seventh: A copy of the agreement of merger or consolidation will be furnished by Carlisle HMA, LLC, the surviving Pennsylvania limited liability company, on request and without cost, to any member of Carlisle HMA, LLC, a Delaware limited liability company.

Eighth: Carlisle HMA, LLC, a Pennsylvania limited liability company and the surviving foreign limited liability company, agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for the enforcement of any obligation of Carlisle HMA, LLC, the domestic limited liability company which is merging, irrevocably appointing the Secretary of State as its agent to accept service of process in any such action, suit or proceeding and the address to which a copy of such process shall be mailed to by the Secretary of State is: 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108.

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IN WITNESS WHEREOF, said Carlisle HMA, LLC, a Pennsylvania limited liability company, has caused this Certificate of Merger to be signed as of the 25th day of March, 2009.

Carlisle HMA, LLC (a Pennsylvania limited liability company)

By:	/s/ Timothy R. Party
Timothy R. Party
Senior Vice President

Entity #: 3870482 Date Filed: 03/26/2009 Pedro A. Cortés Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Merger or Consolidation

Limited Liability Company

(15 Pa. C.S. § 8958)

Fee: $150 plus $40 additional for each party in addition to two	Commonwealth of Pennsylvania CERTIFICATE OF MERGER 8 Page(s)

In compliance with the requirements of the 15 Pa.C.S. § 8958 (relating to articles of merger or consolidation), the undersigned limited liability company(s), desiring to effect a merger or consolidation, hereby state that:

1. The name of the limited liability company surviving the merger or consolidation is: Calisle HMA, LLC (a PA limited liability company)

2. Check and complete one of the following:

☒   The surviving limited liability company is a domestic limited liability company and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street                                 City                                 State                             Zip                     County

(b) Name of Commercial Registered Office Provider County c/o: CT Corporation System Cumberland

☐   The surviving limited liability company is a qualified foreign limited liability company formed under the laws of      and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street                                 City                                 State                             Zip                     County

(b) Name of Commercial Registered Office Provider County

c/o:

☐   The surviving limited liability company is a nonqualified foreign limited liability company formed under the laws of              and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and Street                                 City                                 State                             Zip

DSCB: 15-8958-2

3.      The name and the address of the current registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic limited liability company and qualified foreign limited liability company which is a party to the plan of merger or consolidation are as follows:

Name             Registered Office Address             Commercial Registered Office Provider             County

CARLISLE HMA, LLC                                                                             (NON-QUALIFIED)

4.      Check, and if appropriate complete, one of the following:

☒      The plan of merger or consolidation shall be effective upon filing these Articles of Merger in the Department of State.

☐      The plan of merger or consolidation shall be effective on:                  at                 .

                                   Date                     Hour

5.     The manner in which the plan of merger or consolidation was adopted by each domestic limited liability company is as follows:

Name of Limited Liability Company                                         Manner of Adoption

Carlisle HMA, LLC (a PA limited liability company)                       Adopted by the Sole Member

6.      Strike out this paragraph if no foreign limited liability company is a party to the merger or consolidation:

The plan was authorized, adopted or approved, as the case may be, by the foreign limited liability company (or each of the foreign limited liability companies) party to the plan in accordance with the laws of the jurisdiction in which it is organized.

7.      Check, and if appropriate complete, one of the following:

☒     The plan of merger or consolidation is set forth in full in Exhibit A attached hereto and made a part hereof.

☐     Pursuant to 15 Pa.C.S. § 8958 (b) (relating to omission of certain provisions of plan of merger or consolidation) the provisions, if any, of the plan of merger or consolidation that amend or constitute the operative Certificate of Organization of the surviving limited liability company as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger or consolidation is on file at the principal place of business of the surviving limited liability company, the address of which is:

Number and street                                     City                     State                 Zip                 County

DSCB: 15-8958-3

IN TESTIMONY WHEREOF, the undersigned limited liability company has caused this Certificate of Merger or Consolidation to be signed by a duly authorized member or manager thereof this

25th day of March, 2009.

Carlisle HMA, LLC (a PA LLC)
Name of Limited Liability Company

/s/ Timothy R. Parry
Signature Senior Vice President
Title

Carlisle HMA, LLC (a DE LLC)
Name of Limited Liability Company

/s/ Timothy R. Parry
Signature Senior Vice President
Title

Exhibit A

PLAN OF MERGER

BETWEEN

CARLISLE HMA, LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

AND

CARLISLE HMA, LLC

(A PENNSYLVANIA LIMITED LIABILITY COMPANY)

This Plan and Agreement of Merger, dated as of the          day of March, 2009, is made pursuant to Section 8957 of the Pennsylvania Limited Liability Company Act, between Carlisle HMA, LLC, a Delaware limited liability company and Carlisle HMA, LLC, a Pennsylvania limited liability company.

WITNESSETH that:

WHEREAS, Carlisle HMA, LLC is a limited liability company organized and existing under the laws of the State of Delaware, its Certificate of Formation having been filed in the Office of the Delaware Secretary of State on March 25, 2009 (together with a Certificate of Conversion of Carlisle HMA, Inc., converting such corporation to a limited liability company, Carlisle HMA, LLC); and

WHEREAS, Carlisle HMA, LLC is a limited liability company organized and existing under the laws of the Commonwealth of Pennsylvania, its Certificate of Organization having been filed in the Pennsylvania Department of State Corporation Bureau on March 23, 2009; and

WHEREAS, the Sole Member of each constituent limited liability company deems it advisable that Carlisle HMA, LLC, a Delaware limited liability company, be merged into Carlisle HMA, LLC, a Pennsylvania limited liability company, on the terms and conditions hereinafter set forth, in accordance with the applicable statutes of Delaware and Pennsylvania;

NOW, THEREFORE, the limited liability companies, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

ARTICLE ONE

Pursuant to the provisions of the laws of the State of Delaware and the Commonwealth of Pennsylvania, Carlisle HMA, LLC, a Delaware limited liability company, hereby merges into Carlisle HMA, LLC, a Pennsylvania limited liability company, which shall be the surviving limited liability company.

ARTICLE TWO

The Certificate of Organization of Carlisle HMA, LLC, a Pennsylvania limited liability company, as heretofore amended, is in effect on the date of the merger provided for in this Agreement and shall continue in full force and effect as the Certificate of Organization of the limited liability company surviving this merger.

ARTICLE THREE

The authorized ownership of each limited liability company which is a party to the merger is as follows:

(a) The Sole Member of Carlisle HMA, LLC, a Delaware limited liability company, Health Management Associates, Inc., a Delaware corporation, owns a 100% membership interest in Carlisle HMA, LLC, a Delaware limited liability company. The 100% membership interest is not subject to change prior to the effective date of the merger.

(b) The Sole Member of Carlisle HMA, LLC, a Pennsylvania limited liability company, Health Management Associates, Inc., a Delaware Corporation, owns a 100% membership interest in Carlisle HMA, LLC, a Pennsylvania limited liability company. The 100% membership interest is not subject to change prior to the effective date of the merger.

ARTICLE FOUR

The manner of converting the ownership units of each constituent limited liability company into units or other securities of the surviving limited liability company shall be as follows:

(a) The 100% membership interest in Carlisle HMA, LLC, a Pennsylvania limited liability company, owned by the sole member immediately prior to the effective date of this Agreement shall remain a 100% membership interest owned by the sole member.

(b) The 100% membership interest in Carlisle HMA, LLC, a Delaware limited liability company, owned by the sole member immediately prior to the effective date of this Agreement shall be merged into the membership interest of the survivor limited liability company.

ARTICLE FIVE

The terms and conditions of the merger are as follows:

(a) The Operating Agreement of Carlisle HMA, LLC, a Pennsylvania limited liability company, as it shall exist on the effective date of this Agreement shall be and remain the operating agreement of the surviving limited liability company until the same shall be altered, amended and repealed as therein provided.

(b) The officers of Carlisle HMA, LLC, a Pennsylvania limited liability company, shall continue in office until the Manager of Carlisle HMA, LLC, a Pennsylvania limited liability company, shall elect new officers.

(c) The manager of Carlisle HMA, LLC, a Pennsylvania limited liability company, shall continue as Manager until the members of Carlisle HMA, LLC, a Pennsylvania limited liability company, shall appoint a new manager.

(d) This merger shall become effective upon filing with the Pennsylvania Department of State Corporation Bureau.

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(e) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged limited liability company shall be transferred to, vested in and devolve upon the surviving limited liability company without further act or deed and all property, rights, and every other interest of the surviving limited liability company and the merged limited liability company shall be as effectively the property of the surviving limited liability company as they were of the surviving limited liability company and the merged limited liability company respectively. The merged limited liability company hereby agrees from time to time, as and when requested by the surviving limited liability company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving limited liability company may deem to be necessary or desirable in order to vest in and confirm to the surviving limited liability company title to and possession of any property of the merged limited liability company acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers of the merged limited liability company and the proper officers of the surviving limited liability company are fully authorized in the name of the merged limited liability company or otherwise to take any and all such action.

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IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their Sole Member have caused these presents to be executed by the Senior Vice President of each party hereto as the respective act, deed and agreement of said limited liability company on this 25th day of March, 2009.

CARLISLE HMA, LLC (a Delaware limited liability company)

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

CARLISLE HMA, LLC (a Pennsylvania limited liability company)

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

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